Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1998 Stock Incentive Plan of GeoGlobal Resources Inc. of our report dated March 14, 2005, with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP (Signed)
Calgary, Alberta, Canada
December 1, 2005